UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 24, 2015, the Board of Directors of the Federal Home Loan Bank of Chicago (the “Bank”) approved and adopted certain amendments to the Bank’s bylaws, which became effective on that same date.

The Bank’s amended bylaws effect the following substantive changes:

•
Removal of Article IV from the bylaws, which addressed the Executive and Governance Committee of the Bank’s Board of Directors (“Board”), since such provisions have been integrated into a stand-alone Executive and Governance Committee charter;

•	Removal of references to the Bank providing an annual report, which is a practice no longer observed;

•	Clear provisions for the use of telephonic meetings;

•	An integrated notice section for all Board and Board committee meetings;

•	Provisions for electronic voting;

•	Emergency bylaws; and

•	General enhancements to consistency across sections of the bylaws.

The foregoing description of the changes to the Bank’s bylaws is qualified in its entirety by reference to the full text of the Bank’s bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The information being furnished pursuant to Item 5.03 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
3.1	Bylaws of the Bank, as restated and effective March 24, 2015, marked and notated to show changes

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: March 30, 2015	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary